UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 10, 2019

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HaMada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07.          Submission of Matters to a Vote of Security Holders.

SolarEdge Technologies, Inc. (the “Company”) held an annual meeting of stockholders on June 5, 2019 (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on three matters:  the reelection of Mr. Dan Avida, Mr. Yoni Cheifetz and Mr. Doron Inbar as Class I members of the Board of Directors, ratification of the appointment of EY as the Company’s auditors for the year ending December 31, 2019, and an Advisory Vote to approve the compensation of our named executive officers.

Proposal No. 1.  Election of Directors.

The stockholders approved the reelection of Mr. Dan Avida, Mr. Yoni Cheifetz and Mr. Doron Inbar as Class I members of the Board of Directors to serve until the third annual meeting of stockholders following the Annual Meeting.  Each Class I member was elected at the Annual Meeting as follows:

	For	Against	Abstain	Broker Non-Votes
Dan Avida	15,097,197	11,272,914	33,042	4,399,390
Yoni Cheifetz	15,143,331	11,226,674	33,148	4,399,390
Doron Inbar	18,681,321	7,687,524	34,308	4,399,390

Proposal No. 2.  Ratification of Appointment of Registered Public Accounting Firm.

The stockholders ratified the appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2019.  Proposal No. 2 was approved at the Annual Meeting as follows:

For	Against	Abstain	Broker Non-Votes
30,269,880	465,287	67,376	0

Proposal No. 3. Advisory Vote to Approve the Compensation of our Named Executive Officers.

The stockholders recommended, on an advisory basis, to approve the compensation of our named executive officers, as disclosed in the Proxy Statement, as follows:

For	Against	Abstain	Broker Non-Votes
18,964,010	7,414,637	24,506	4,399,390

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: June 10, 2019	By:	/s/ Rachel Prishkolnik
	Name:	Rachel Prishkolnik
	Title:	VP General Counsel and Corporate Secretary